UNDERWRITING AGREEMENT

Between

BLUEROCK TOTAL INCOME+ REAL ESTATE FUND

and

NORTHERN  LIGHTS DISTRIBUTORS, LLC

INDEX

1.  APPOINTMENT OF NLD AND  DELIVERY OF DOCUMENTS .............................3

2. NATURE OF DUTIES...........•............•...............•.....•.••••......••..•.•........................•..•...•..•.• 4

3.  OFFERING OF SHARES....•.........•.•....••..••..•..•.......•....................•...............•.......•.••.•...•..• 4

10.   NOTIFICATION BY THE TRUST.................................................................................lS

14.   EFFECTIVENESS AND DURA.TION ................•..•.....•....•..•......••...............•.•.••.•......••.•18

15.   DISASTER RECOVERY •................•.......•......••........•..•..•.......................•••.•.....••.•....•.••••.•19

16.  DEFINITIONS...................•..•....••...•......•.•....•.•..•.......•....•............................•...•.•.•....•••••.19

17.   MI"SCELLANEOUS••••.•.....••.•.•••.•••..••....•.........••........•.••.••..••••••.••..•.••••••..•.••••.•••.••.••.••.......20

ATTACHED SCHEDULES SCHEDULE A

SCHEDULED

UNDERWRITING AGREEMENT

THIS  UNDERWRITING AGREEMENT made  the lOth day of November, 2012 by and  between  BLUEROCK TOTAL INCOME+ REAL ESTATE FUND, a Delaware statutory trust  having  its principal  office and  place of business  at 450 Wireless Blvd., Hauppauge, New York 11788 (the "Trust"), and NORTHERN UGHTS DISTRIBUTORS, LLC, a  Nebraska  limited  liability  company   having  its  principal  office and  place  of business at 4020 South 147th Street, Omaha, Nebraska 68137 ("NLD").

WHEREAS, the Trust  is offering  shares  of beneficial  interest  (the "Shares")  in investment portfolios as set forth on Schedule A, as may be amended from time to time (each a "Fund" and collectively the "Funds"), and each a series of the Trust; and

WHEREAS,  the  Trust   is  an  dosed-end  management  investment   company registered   with   the  United  States  Securities  and   Exchange  Commission   under   the Investment Company Act of 1940, as amended  (the "1940 Act"); and

WHEREAS, NLD is registered  under  the Securities  Exchange Act of 1934, as amended  ("Securities Exchange Act"), as a broker-dealer and  is engaged  in the business of selling  shares of  registered  investment companies either  directly  to  purchasers or through  other financial intermediaries;and

WHEREAS,  the  Trust  desires   that  NLD  offer,  as  principal   underwriter,  the Shares of the Funds  to the public and  NLD is willing  to provide  those services  on the terms and conditions set forth in this Agreement  in order  to promote  the growth of the Funds and facilitate the distribution of the Shares;

NOW THEREFORE, for and  in consideration of the mutual  covenants  and agreements contained  herein, the Trust and NLD hereby agree as follows:

1.

APPOINTMENT OF NLD AND DELIVERY OF DOCUMENTS

(a)       The  Trust  hereby  appoints NLD, and   NLD  hereby  agrees, to  act  as principal  underwriter and  distributor of the Shares of the Funds  for the period  and  on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to NLD current copies of:

(i)

the Trust's Agreement  and  Declaration  of Trust and By-laws (the "Organizational Documents");

(ii)

the Trust's current Registration Statement;

(iii)

the Trust's notification of registration  under  the 1940 Act on Form N-8A as filed with the SEC;

(iv)     the Trust's current  Prospectus and Statement of Additional Information (as currently  in effect and as amended  or supplemented, the "Prospectus"); and

(v)       and  each  current  shareholder service  plan  or similar  document adopted  by a Fund ("Service Plan").

(b)

The Trust shall promptly  furnish  NLD with:

(i)

all amendments of or supplements to the foregoing; and

(ii)        a  copy  of  the  resolution   of  the  Board  appointing  NLD  and authorizing the execution and delivery of this Agreement.

2.

NATURE OF DUTIES

(a)        NLD shall  act  as distributor of the Funds  except  that  the rights  given under  this Agreement to NLD shall not apply to: (i) Shares issued in connection  with the merger, consolidation or reorganization of any other  investment company  or series or class thereof  with  a  Fund  or  class thereof; (ii)  the Trust's acquisition  by  purchase  or otherwise of  all  or  substantially  all of  the assets  or  stock  of any  other  investment company   or  series  or  class  thereof;  (iii)  the  reinvestment in  Shares  by  the  Funds' shareholders of dividends or other distributions; or (iv) any other offering by a Fund of securities to its shareholders (collectively "exempt transactions").

(b)       Notwithstanding the foregoing, NLD is and  may in the future  distribute shares  of other  investment companies including  investment companies having invesbnent objectives similar  to those of the Funds. The Funds further  understand that existing and future investors  in the Funds may invest in shares of such other investment companies.   The  Funds   agree   that   the  services   that   NLD  provides   to  such   other investment companies shall not be deemed  in conflict with its duties to the Funds  under this Agreement.

3.

OFFERING OF SHARES

(a)        NLD shall  have the right to buy from the Funds the Shares needed  to fill unconditional orders for Shares of the Funds placed with NLD by investors  or selected dealers or selected agents (each as defined  in Section 12 hereof) acting as agent for their customers or on  their own  behalf. Alternatively,  NLD may act as the Funds'  agent, to offer, and to solicit offers to subscribe to, Shares of a Fund.

(b)       The price that  NLD shall pay for Shares purchased from the Funds shall be the NAV used in determining the public offering price on which the orders are based. Shares  purchased by NLD are to be resold by NLD to investors  at the respective public offering price(s), or  to selected  dealers or selected agents  acting in accordance  with the terms  of selected  dealer  or  selected  agent  agreements described  in Section 12 of this Agreement.  Each Fund will advise  NLD of the NAV(s) each time that it is determined by the  Fund,  or  its designated agent,  and  at  such  other  times  as  NLD  may  reasonably request.

(c)        NLD will promptly forward  all orders and subscriptions to the Funds or their  designated  agent.    All  orders   and   all  subscriptions shall   be  directed   to  the respective Fund for acceptance and shall not be binding until accepted  by the Fund. Any order  or subscription may be rejected by the Funds; provided, however,  that  the Funds will not  arbitrarily  or  without reasonable  cause  refuse  to accept  or confirm  orders  or subscriptions for  the  purchase  of Shares.  The Funds  or  their  designated  agent  will confirm orders and subscriptions upon their receipt, will make appropriate book entries and,  upon  receipt  by the  Funds  or  their  designated  agent  of payment therefore,  will issue  such  Shares  in  uncertificated   form  pursuant to  the  instructions of  NLD. NLD agrees  to cause such  payment and  such  instructions to be delivered promptly  to the Funds or their designated agent.

(d)       Each Fund  reserves  the right  to suspend   the offering  of Shares of such Fund  at any  time  in  the  absolute  discretion  of  the  Board, and  upon   notice  of such suspension NLD shall cease to offer Shares of such Fund specified in the notice.

(e)       No Shares  shall  be offered  by either  NLD or  a Fund  under  any of the provisions  of this Agreement and no orders for the purchase or sale of Shares hereunder shall  be  accepted  by  a Fund  if and  so  long as  the effectiveness  of  the  Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions  of the Securities  Act, or if and so long as a current Prospectus, as required  by Section lO(b) of the Securities Act, as amended, is not on file with the SEC; provided, however,  that  nothing  contained  in this paragraph shall  in any  way limit a Fund's obligation  to repurchase Shares  from  any shareholder in accordance  with  the provisions of the Trust's Organizational Documents  or the Prospectus applicable  to the Shares.

4.

LICENSED REPRESENTATIVES OF THE FUNDS.

At the request  of the Trust, a Fund, a Fund's sponsor, adviser  or affiliate, NLD may license certain designated employees as "registered representatives" and maintain their  licensed status  in accordance with FINRA rules and  regulations including  the following:

(a)

Filing Form U-4's and  fingerprint submission and  processing renewals and terminations;

(b)

Ongoing compJiance updates and training;

(c)

Preparation   of  materials  and   training  for  compliance  with  FINRA continuing education requirements;and

(d)

Supervision of registered representatives.

NLD reserves the right in its sole discretion to refuse to register or maintain the registration  for  any  individual  and  otherwise  impose  any  requirements,  fees  or limitations on licensed persons.

5.

REPURCHASE OR REDEMPTION OF SHARES BY THE FUNDS

(a)        The outstanding Shares of the Funds may be tendered  for repurchase on a periodic  basis in accordance  with  the policies and  procedures adopted  by  the Funds pursuant to Rule 23c -3 under  the 1940 Act (the "23c-3 Plan"), and  the Funds agree to repurchase the Shares so tendered  in accordance with their obligations  under  applicable law,  the 23c-3 Plan, the Organizational Documents  and  the Prospectus relating  to the Shares.

(b)       Such   periodic   repurchases   of  Share   or   payment   therefore   may   be suspended at such times and  under such circumstances as shall be contemplated under applicable   law,  the  23c-3 Plan,  the  Organizational  Documents   and   the  Prospectus relating to the Shares.

6.

DUTIES AND REPRESENTATIONS OF NLD

(a)        NLD shall  use  reasonable  efforts  to facilitate  the sale  of Shares  of  the Funds   upon   the  terms  and   conditions   contained   herein   and   in  the  then   current Prospectus. NLD shall devote reasonable time and effort to facilitate the distribution of Fund  shares  but  shall  not  be  obligated  to sell  any  specific  number  of Shares.    The services of NLD to the Funds  hereunder are not to be deemed  exclusive, and  nothing herein  contained  shall  prevent  NLD from entering  into like arrangements with  other investment companies so long as the performance  of its obligations  hereunder is not impaired  thereby.

(b)       NLD will execute and  deliver  agreements with broker/dealers, financial institutions and  other  industry professionals  based  on  forms  of agreement approved from time to time by the Board with respect to Shares of the Funds.

(c)        NLD  shall  be  responsible   for  reviewing   and   providing  advice   and counsel   on,  and   filing  with   the  FINRA,  aU sales   literature   (e.g.,  advertisements, brochures and shareholder communications, including a Fund's website) with respect to the Funds.  All costs associated with advertising filings shall be paid by the Funds.  NLD will forward  all FINRA comments on marketing  materials  to the Trust for incorporation into such materials  and the sole responsibility  for incorporation of such comments  shall remain  with  the  Trust;  provided,  however,   that  the  Trust  shall  provide  all  factual content, opinion, and other content for such materials and  NLD shall not be responsible for the accuracy of the content  of such  materials,  when  used  thereafter  by the Trust or any person authorized by the Trust to use such  material; nor shall  NLD be responsible for  the  filing  or  content   of  any  such  materials   used  by  third   parties  without  the authorization of NLD;and  provided  further  that NLD shall not be responsible  for filing any  materials that  fall within  the definition  of advertising and  sales literature if such materials  are not provided to NLD in a form suitable  for filing in a timely manner.   In addition, NLD will provide one or more persons, during  normal  business hours, to respond to telephone questions with respect to the Funds.

(d)       NLD will forward  aU sales related complaints concerning the Funds to the Trust.

(e)       NLD  will  provide  assistance  in  the  preparation  of  quarterly  board materials with regard to sales and other distribution  related data reasonably requested by the Board of the Trust.

(f)         All activities by  NLD and  its agents  and  employees  as distributor  of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and the FINRA Rules, all rules and regulations made or adopted pursuant  to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

(g)       In selling Shares of the Funds, NLD shall use its best efforts in alJ material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares.   Neither NLD, any selected dealer, any selected agent nor any other person is authorized  by the Funds to give any information or to make any representations other than as is contained in the Funds' Prospectus or any advertising materials  or sales  literature  specifically approved  in  writing  by  the  Funds or  their agents.

(h)       NLD shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the FINRA.

(i)

NLD represents and warrants to the Trust that

(i)        It is a limited liability company duly organized and existing and in good standing under the laws of the State of Nebraska and it is duly qualified to carry on its business in the State of Nebraska;

(ii)

It  is empowered  under  applicable  laws and  by  its Articles of Organization to enter into and perform this Agreement;

(iii)       All requisite actions have been taken to authorize it to enter into and perform this Agreement;

(iv)      It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(v)       This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of NLD, enforceable against NLD in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(vi)      It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a  member in good standing  of the FINRA, it will abide by the FINRA Rules, and it will notify the Trust if its membership in the FINRA is terminated or suspended.

(vii)    Its selling agreements will require that selling agents comply with applicable anti-money  laundering  laws, regulations, rules and  government  guidance, including  the  reporting,  record  keeping  and  compliance  requirements  of  the Bank Secrecy Act ("BSA"), as amended  by The International Money Laundering Abatement and  Financial Anti-Terrorism  Act of  2002, Title lli of  the  USA PATRIOT Act (the "PATRIOT Act'), its implementing  regulations, and  related SEC and  self-regulatory organization ("SRO") rules.

(j)        Notwithstanding anything in this Agreement, including the Schedules, to the contrary, NLD makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 12 hereof, as to the availability of any Shares to be sold  through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

7.

DUTIES AND REPRESENTATIONS OF THE TRUST

(a)       The Trust  shal1 furnish  to NLD copies of all financial statements  and other documents  to be delivered  to shareholders  or investors  at least two (2) Fund Business Days prior to such delivery and shall furnish NLD copies of all other financial statements, documents  and  other  papers or information  which NLD may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to NLD the number of copies of the Funds'  Prospectuses as NLD shall reasonably request.

(b)       The Trust shall  take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Funds, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end  that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant  to this Agreement.

(c)       The  Trust  will execute  any  and  all  documents,  furnish  any  and  all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as NLD may designate  to the Funds and  the Funds may approve, and  the Funds shall pay all fees and other expenses incurred in connection with such  registration  or qualification; provided  that  NLD shall  not  be required to register as a broker-dealer or file a consent to service of process in any State and the Funds shall not be required to qualify as a foreign corporation, investment company or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Funds at any time in their discretion. NLD shall furnish such information and other  material relating to its affairs and activities as the Funds require in connection with such registration or qualification.

(d)

The Trust represents and warrants to NLD that:

(i)         It is a business  trust duly  organized  and  existing  and in good standing under the laws of the state of Delaware;

(ii)

It is empowered  under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

(iii)       All proceedings required by the Organizational Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv)      It is an dosed-end  management investment  company  registered with the SEC under the 1940 Act;

(v)       All Shares, when issued, shall be validly issued, fully paid  and non-assessable;

(vi)      This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with  its  terms,  subject to bankruptcy,  insolvency,  reorganization, moratorium  and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)     The performance by the Trust of its obligations hereunder  does not and will not contravene any provision of the Trust's Agreement and Declaration of Trust;

(viii)    The Registration Statement  is currently  effective and  will remain effective with respect to all Shares of the Funds being offered for sale;

(ix)      The Registration  Statement  and  Prospectus have  been or will be, as  the case  may  be, carefully  prepared in conformity   with  the  requirements of the Securities Act and the rules and regulations  thereunder;

(x)       The Registration Statement  and Prospectus contain or will contain all statements required  to be stated  therei.n in accordance with the Securities Act and the rules and  regulations thereunder; all statements of fact contained or to be contained  in the Registration  Statement or  Prospectus are or  will  be  true  and  correct  at  the time indicated  or  on  the effective  date  as  the case  may  be; and  neither  the  Registration Statement nor any  Prospectus, when  they shall  become effective  or be authorized  for use, will include an  untrue statement of a material  fact or omit  to state a material  fact required  to be stated  therein or necessary to make the statements therein not misleading to a purchaser of Shares;

(xi)      It wiU from  time to time file such amendment or amendments to the Registration  Statement and  Prospectus as, in  the light  of  then-current and  then prospective  developments, shall,  in the opinion  of its counsel,  be necessary  in order  to have  the Registration  Statement and  Prospectus  at all  times contain  all material  facts required  to be stated  therein or necessary  to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

(xii)     It shall  not file any amendment to the Registration  Statement  or Prospectus  without giving  NLD reasonable  advance  notice thereof; provided, however, that nothing contained  in this Agreement shall in any way limit the Funds'  right to file at any  time such  amendments to the Registration  Statement or Prospectus, of whatever character,  as the Funds  may  deem  advisable, such  right  being  in all respects  absolute and unconditional;

(xiii)    All Shares  of the Funds  are  properly  registered  in  the states  as required  by applicable state laws;

(xiv)    Any  amendment  to  the  Registration   Statement or  Prospectus hereafter filed  will, when  it becomes  effective, contain  all statements required   to be stated  therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement  or Prospectus will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material  fact or  will omit  to state a material  fact required  to be stated therein or necessary to make the statements therein not misleading to a purchaser  of the Shares;

(xv)     In  connection   with  any  registered   representatives  maintained under this Agreement,  the Trust agrees  to cooperate  with  NLD and  provide  reports  as necessary  to maintain  appropriate licensing and  qualifications and  report  to NLD any complaints, arbitrations, litigation   or  any  other   material   matter   that  may  affect  a registered  representative's registration status;

(xvi)    It has adopted necessary  procedures to comply  with  the BSA, as amended by the PATRIOT Act, its implementing regulations, and  related SEC and SRO rules. Consistent  with this requirement, the Trust shall ensure that the account opening forms utilized by the Funds contain the necessary customer information such as name, address, taxpayer  identification  and  other  information   to verify  the  identity  of such customers as  weB as  provide   proper   notification   to customers of  such  anti-money laundering program adopted by the Trust and/or  its service providers;and

(xvii)   NLD may rely on and  wiH be held harmless from  relying on oral or written  instructions it receives from an officer, agent, or legal counsel to the Trust.

8.

INDEMNIFICATION OF NLD BY THE TRUST

(a)        The Trust authorizes NLD and any dealers  with whom  NLD has entered into dealer agreements to use the latest Prospectus in the form furnished by the Trust in connection  with  the sale of Shares.    The Trust  agrees  to indemnify, defend  and  hold NLD, its several officers and  managers,  and any  person  who controls  NLD within  the meaning of Section 15 of the Securities Act free and harmless from and against any and all   claims,   demands,  liabilities   and   expenses   (including    the   reasonable   cost   of investigating or  defending such  claims,  demands or  liabilities  and  any  reasonable counsel fees incurred  in connection  therewith)  which NLD, its officers and managers, or any  such  controlling   persons,  may  incur  under  the Securities  Act,  the 1940 Act, or common  law or otherwise, arising out of or based upon:

(i)        any  untrue statement, or alleged  untrue statement, of a material fact required  to be stated in either any Registration Statement or any Prospectus, forth herein,

(ii)       the  breach  of any  representations, warranties or  obligations set

(iii)       any omission, or aHeged omission, to state a material fact required to be stated  in any  Registration Statement or any Prospectus or necessary  to make  the statements in any of them not misleading,

(iv)      the Trust's failure to maintain an effective Registration Statement and Prospectus with respect to Shares of the Funds that are the subject of the claim or demand,

(v)       the  Trust's  failure  to  provide  NLD with  advertising  or  sales materials to be filed with the FINRA on a timely basis,

(vi)      the  Trust's   failure   to  properly   register  Fund  Shares   under applicable state laws, or

(vii)    actions   taken   by   NLD  resulting   from   NLD's   reliance   on instructions received from an officer, agent or legal counsel of the Trust.

(b)       The Trust's agreement to indemnify  NLD, its officers or managers, and any such  controlling  person  will not  be deemed  to cover any such  claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)          any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by NLD, its officers, managers or any such controlling person to the Funds or their representatives for use in the preparation thereof, or

(ii)        willful   misfeasance,  bad   faith   or   gross   negligence   in   the performance of NLD's duties, or by reason of NLD's reckless disregard of its obligations and duties under this Agreement (''Disqualifying Conduct").

(c)       The Trust's agreement to indemnify NLD, its officers and managers, and any such controlling  person, as aforesaid, is expressly conditioned  upon  the Trust's being notified of any action brought against NLD, its officers or managers, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed  to the Trust at the address set forth above within a reasonable period of time after  the summons  or  other  first  legal  process shall  have  been  served;  provided, however, that the failure to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust  may have to the person against whom such action is brought  by reason of any such untrue,  or alleged  untrue,  statement  or omission, or alleged  omission,  otherwise  than  on  account  of  the  Trust's  indemnity  agreement contained in this Section.

(d)       The Trust will be entitled  to assume  the defense of any suit brought  to enforce any such claim, demand  or liability, but, in such case, such defense shall be conducted  by counsel of good standing  chosen by the Trust and approved  by NLD, which approval shall not be unreasonably withheld.   If the Trust elects to assume  the defense of any such suit and  retain counsel of good standing  approved  by NLD, the defendant or defendants in such suit shalJ bear the fees and expenses of any additional counsel retained  by any of them; but in case the Trust does not elect to assume  the defense of any such suit, the Trust will reimburse NLD, its officers and managers, or the controlling person or persons named as defendant  or defendants  in such suit, for the reasonable fees and expenses of any counsel retained by them.

(e)       The Trust's  indemnification agreement contained in this Section and  the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of NLD, its officers and managers, or any controlling person, and shall survive the delivery of any Shares. This agreement  of indemnity  will inure  exclusively to NLD's benefit, to the benefit of its several officers and  managers, and  their respective estates, and  to the benefit of any controlling  persons and  their successors. The Trust agrees promptly  to notify NLD of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

9.         INDEMNIFICATION OF THE TRUST BY NLD

(a)       NLD agrees to indemnify, defend and hold the Trust, its several officers and Board members, and  any  person who controls the Trust within the meaning  of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or  Board members, or any  such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust , its officers or Board members, or such controlling person results from such claims or demands:

(i)        arising out of or based upon statements or representations  made by NLD which are unauthorized  by the Trust or its agents in any sales literature  or advertisements or any Disqualifying Conduct by NLD in connection with the offering and sale of any Shares, or

(ii)        ansmg  out  of or  based  upon  any  untrue,  or  alleged  untrue, statement of a material fact contained in information furnished in writing by NLD to the Funds specifically for use in the Trust's Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding  statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission,  to state  a  material  fact in cormection with such  information  furnished  in writing by NLD to the Trust and required to be stated in such answers or necessary to make such information not misleading.

(b)       NLD's  agreement to indemnify  the Trust,  its officers and  Trustees,  and any such controlling person,  as aforesaid, is expressly  conditioned  upon  NLD's being notified of any  action  brought  against  the Trust, its officers or  Trustees, or  any such controlling  person, such  notification  to be given by letter, by facsimile or by telegram addressed  to NLD at its address set forth above within a reasonable  period of time after the summons or other first legal process shall have been served.

(c)       The failure  to notify NLD of any such action shall not relieve NLD from any Uability which it may have  to the person against  whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of NLD's indemnity agreement contained  in this Section.

(d)       NLD will be entitled  to assume  the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by NLD and approved by the Trust, which approval shall  not be unreasonably withheld.   If NLD elects to assume  the defense of any such suit  and  retain  counsel  of  good  standing approved  by  the Trust   the  defendant or defendants in  such  suit  shall  bear  the fees and  expenses  of any  additional  counsel retained by any of them; but in the case NLD does not elect to assume  the defense of any such  suit,  NLD  will  reimburse the Trust,  the  Trust's   officers  and  directors,  or  the controlling  person  or  persons  named  as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust or them.

NLD's indemnification agreement  contained  in this Section and  NLD's representations and  warranties in  this Agreement  shall  remain  operative and  in full force and  effect regardless  of any  investigation made  by  NLD or  on  behalf  of  NLD, its officers and managers, or any controlling person, and shall survive  the delivery of any Shares. This agreement of indemnity will inure exclusively to the Trust's  benefit, to the benefit of the Trust's  officers and  Trustees,  and  their  respective  estates,  and  to the  benefit  of any controlling persons and their successors. NLD agrees promptly  to notify the Trust of the commencement of any  litigation  or  proceedings  against  NLD or any  of its officers or managers in connection  with the issue and sale of Shares.

10.       NOTIFICATION BY THE TRUST

(a)

The Trust agrees to advise NLD as soon as reasonably  practical:

(i)

of any  request  by  the SEC for amendments to the Registration Statement or any Prospectus then in effect;

(ii)       of the issuance by the SEC of any stop order suspending the effectiveness of the Registration  Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

(iii)       of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

(iv)      of all actions of the SEC with respect to any amendment  to any Registration Statement or any Prospectus which may from time to time be filed with the SEC;

(v)

if a current Prospectus is not on file with the SEC; and

(vi)      of all advertising, sales materials and other communications with the  public required  to be filed with  the FINRA. This obligation  shall extend  to all revisions of such communications.

For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

11.

COMPENSATION AND EXPENSES

(a)       In consideration of NLD's services hereunder,  the Funds agree to pay, or cause the Funds' adviser(s) to pay to NLD the fees set forth in Schedule  B, attached hereto. The monthly Service Fee set forth on Schedule  B may be offset by any fees and charges collected and retained by NLD, for the applicable month, as set forth below:

(i)        any applicable sales charge assessed upon investors in connection with the purchase of Shares;

(ii)        from the Funds, any applicable contingent deferred sales charge assessed upon investors in connection with the redemption of Shares; and

(iii)       from the Funds, the shareholder  service fees with respect to the Shares of those Classes as designated in Schedule A for which a Service Plan is effective (the "Shareholder Service Fee").

(b)       The Distribution Fee and Shareholder Service Fee, if any, shall be accrued daily by the Trust or class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month, at the rate or in the amounts set forth in the Plan(s). The Trust grants and transfers to NLD a general lien and security interest in any and all securities and other assets of the Trust now or hereafter maintained in an account at  the  Trust's  custodian   on  behalf  of  the  Trust  to  secure  any  Distribution  Fees, Shareholder Service Fees, or other fees owed NLD by the Trust under  this Agreement.

All fees set forth herein shall  be due  and  payable upon  receipt of invoice and  shall be considered  late if payment  is not received by NLD within fifteen (15) days of the Trust's receipt of the invoice.   Payments not received  with  fifteen (15) days  may be assessed interest at the maximum amount  permitted  by law.

(c)       The Trust shall be responsible and assumes the obligation  for payment of all  the expenses  of  the  Trust,  including fees and  disbursements of  its  counsel  and auditors, in connection with the preparation and filing of the Registration Statement and Prospectus (including  but not limited  to the expense of setting  in type  the Registration Statement and Prospectus and  printing  sufficient quantities for internal compliance, regulatory  purposes and for distribution to current shareholders).

The Trust shall  bear the costs and expenses  (i) of the registration  of the Shares for sale under  the Securities  Act; (ii)  of the registration  or qualification of the Shares  for sale under   the  securities   laws  of  the  various  States;  (iii)  if necessary   or  advisable  in connection  therewith, of qualifying  the Funds, (but not NLD) as an issuer or as a broker or dealer, in such States as shall  be selected by the Trust and  NLD pursuant to Section 7(c) hereof; (iv) payable to each State for continuing registration  or qualification  therein until  the Funds  decide  to discontinue registration  or qualification  pursuant to Section 7(c) hereof; and (v) payable for standard transmission costs,  including costs imposed  by the  National  Securities Clearing  Corporation.   NLD shall  pay  all expenses  relating  to NLD's broker-dealer qualification.

12.      SELECTED DEALER AND SELECTED AGENT AGREEMENTS

NLD shall have the right to enter  into selected dealer agreements with securities dealers  of its choice ("selected dealers")  and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and  to fix therein  the portion of the sales charge, if any, that may be allocated to the selected  dealers  or selected  agents;  provided,  that  the Trust  shall  approve  the forms of agreements with selected dealers or selected agents and shall review  the compensation set forth therein. A form selling agreement  for the Funds  will be provided by  NLD.   Selected dealers  and  selected  agents shall  resell Shares  of the Funds  at the public offering  price(s) set  forth  in  the Prospectus  relating  to  the Shares.  Within  the United States, NLD shall offer and sell Shares of the Funds only  to selected dealers  that are members in good standing of the FINRA.

13.

CONFIDENTIALITY

NLD agrees to treat all records and other information  related to the Trust as proprietary information  of the Trust and, on behalf of itself and its employees,  to keep confidential all such information, except that NLD may:

(a)        Prepare  or assist  in the  preparation  of periodic  reports  to shareholders and regulatory  bodies such as the SEC;

(b)       provide   information   typically  supplied  in   the  investment  company industry   to companies  that  track  or  report  price,  performance or  other  information regarding investment companies; and

(c)        release  such  other  information  as  approved in  writing  by  the  Funds, which approval shall not be unreasonably withheld.

NLD may release any information  regarding the Trust without  the consent of the Trust  if  NLD  reasonably  believes  that  it  may  be  exposed   to civil or  criminal   legal proceedings for failure to comply,  when  requested  to release any information  by duly constituted authorities or when so requested  by the Trust. Each party agrees to comply with Regulation S-P under the Gramm-Leach-Bliley Act.

14.

EFFECTIVENESS AND DURATION

(a)       This  Agreement shall  become  effective  as of  the  date  hereof  and  will continue for  an  initial  two-year  term  and  will continue   thereafter  so  long  as  such continuance is specifically approved at least annually  (i) by the Trust's  Board or (ii) by a vote of a majority of the Shares of the Trust, provided  that in either event its continuance also is approved by a majority of the Board members who are not "interested  persons" of any party  to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)       This agreement  is terminable, without  penalty, on not less than sixty (60) days'  notice, by the Board, by vote of a majority of the outstanding voting securities of such Trust, or by NLD.

(c)        This  Agreement  wil1 automatically  and  immediately  terminate  in  the event of its "assignment."

(d)       NLD agrees  to notify  the Trust  immediately upon  the event  of  NLD's expulsion   or  suspension  by  the  FINRA.    This  Agreement   will  automatically  and immediately terminate in the event of NLD's expulsion or suspension by the FINRA.

15.

DISASTER RECOVERY

NLD shall  maintain  disaster  recovery procedures  in effect making reasonable provisions for the storage and retrieval of information maintained in NLD's possession.

16.

DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)

The "Board" means the Board of Trustees of the Trust.

(b)

"Fund Business Day" means any day on which theNAV of Shares of each Fund is determined as stated in the then current Prospectus.

(c)

"FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

(d)       "FINRA  Rules"  means  the Constitution,  By-Laws,  and  Rules of  Fair Practice  of  the  Financial  Industry   Regulatory  Authority,  Inc.  ("FINRA") and  any interpretations thereof.

(e)       "NAV" means the net asset value per Share of each Fund as determined by such Fund, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of such Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

(f)         "Public Offering Price" means the price per Share of each Fund at which NLD or selected dealers or selected agents may sell Shares  to the public or  to those persons eligible to invest in Shares as described in the Prospectus of such Fund, determined in accordance with such Prospectus under the Securities Act relating to such Shares.

(g)       "Prospectus" means the current prospectus and statement of additional information of the Funds, as currently in effect and as amended or supplemented.

(h)

"Registration  Statement"  means the  Funds'  Registration Statement  on Form N-2 and all amendments thereto filed with the SEC.

(i)

"SEC" means the U.S. Securities and Exchange Commission.

(j)

"Securities Act" means the Securities Act of 1933, as amended.

(k)        "Securities  Exchange Act" means the Securities Exchange Act of 1934, as amended.

(I)

"1940 Act" means the Investment Company  Act of 1940, as amended.

(m)      The  terms  "majority  of  the  outstanding voting  securities,"  "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

17.

MISCELLANEOUS

(a)  No provision  of this Agreement may be amended or modified in any manner except by a written agreement properly  authorized and executed by both parties.

(b) This  Agreement shall  be construed  and  the  provisions   thereof  interpreted under and in accordance with the laws of the State of Nebraska.

(c) This Agreement constitutes the entire agreement between  the parties hereto and supersedes any prior  agreement  with  respect to the subject matter  hereof whether oral or written.

(d) The parties may execute this Agreement or any number  of counterparts, and all of the counterparts taken  together shall be deemed  to constitute one and  the same instrument.

(e) If any  part,  term  or  provision  of  this Agreement is held  to be illegal, in conflict with any  law  or otherwise invalid,  the remaining  portion  or  portions  shall be considered  severable  and  not  be affected  by such  determination, and  the rights  and obligations  of the parties  shall  be construed and enforced  as if the Agreement  did  not contain the particular  part, term or provision held to be illegal or invalid.

(f)  In the event either  party  is unable to perform  its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably  beyond  its control, or other  causes  reasonably  beyond  its control, such party shall  not be liable for damages to the other  party resulting  from such failure to perform or otherwise from such causes.

(g) NLD  shall   not   be  liable   for  any   consequential,  incidental,  exemplary, punitive, special or  indirect  damages, whether  or  not  the likelihood  of such  damages was known by NLD or its affiliates.

(h) Any controversy or claim arising out of, or related to, this Agreement, its termination   or  the  breach   thereof, shall  be  settled   by  binding  arbitration by  three

arbitrators (or  by fewer  arbitrator(s), if the  parties  subsequently agree  to fewer)  in the State of Nebraska, in accordance with  the arbitration rules and  procedures of the FINRA then  in  effect,  and  the  arbitrators' decision shall  be binding and  final, and   judgment upon  the award rendered may be entered in any court having jurisdiction thereof.

(i)  Section    and   paragraph  headings  in   this   Agreement  are   included   for convenience only and are not to be used  to construe or interpret this Agreement.

G)   All notices  and other  communications hereunder shall  be in writing, shall  be deemed to have been given when  received, and shall be given  to the following addresses (or such other  addresses as to which  notice is given):

To the Trust:

Bluerock Total Income+ Real Estate Fund

Attn: President

450 Wireless Blvd. Hauppauge, NY 11788

ToNLD:

Northern Lights Distributors, LLC

Attn:President

4020 South 147th Street

Omaha, NE  68137

With a copy  to:

JoAnn  M. Strasser, Esq.

Thompson Hine  LLP

41South High Street, 171h Floor

Columbus, OH 43215

(k)  Notwithstanding any  other   provision of  this  Agreement, the  parties agree that the assets and  liabilities of each Fund  of the Trust  are separate and  distinct from  the assets and  liabilities of  each  other  Fund  and  that  no  Fund  shall  be liable  or  shaU be charged for any  debt,  obligation or  liability  of any  other  Fund, whether arising under this Agreement or otherwise.

(I)  Each  of  the  undersigned expressly warrants and  represents that  they  have full  power and  authority to sign this Agreement on  behalf  of  the  party  indicated and that  their signature will bind  the party  indicated to the terms hereof.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their  names and  on  their behalf by and  through  their duly  authorized persons, as of the day and year first above written.

UNDERWRITING AGREEMENT

Schedule A

Fund Name	Board Approval Date
BlueRock Total Income+ Real Estate Fund	July 26, 2012

UNDERWRITING AGREEMENT

Schedule B Fee Schedule Page 1 of2

This Fee Schedule is part of the Underwriting  Agreement dated  November 10, 2012 by and between Bluerock Total Income+ Real Estate Fund and Northern Lights Distributors, LLC.

Service Fees:

Annual fee of $15,000 for the first Fund and $5,000 for each additional  Fund

PLUS:

•

1basis point or 0.01% per annum of each Fund's average daily net assets up to $250 million, and;

•  3/4 basis point or 0.0075% per annum of each Fund's average daily net assets between $250 million and $500 million, and;

•  1/2 basis point or 0.0050% per annum of each Fund's average daily net assets between $500 million and $1 billion, and;

•

1/4 basis point or 0.0025% per annum  of each Fund's average daily net assets over 1 billion.

The Fund(s) shall also pay an additional fee to NLD calculated as 25% of any FINRA costs incurred (for example, if FINRA charged $100 to perform advertising review, NLD would charge the Fund(s) an additional $25).

All service fees outlined above are payable monthly in arrears. Re  stered Representative  Licensing;

Annual fee of $5,500 per Registered Representative plus all out-of-pocket costs such as registration expenses and travel expenses to conduct required training.

Out-of-Pocket Expenses

The  Fund(s)  shall  pay  all  reasonable  out-of-pocket  expenses  incurred  by  NLD  in connection with activities performed for the Fund(s) hereunder including, without limitation:

•

typesetting, printing and distribution of prospectuses and shareholder reports

•

production, printing, distribution and placement of advertising and sales literature and materials

•

engagement of designers, free-lance writers and public relations firms

•

long-distance telephone lines, services and charges

•

postage

UNDERWRITING AGREEMENT

Schedule B Fee Schedule Page 2 of2

•

overnight delivery charges

•

FINRA and registration fees

•

marketing expenses

•

record retention fees

•

travel, lodging and meals

•

NSCC charges

•

Fund platform fees and service fees

•

web-site monitoring expenses

ln the event the fees authorized  by the Fund(s) for payment  to NLD are insufficient to cover the fees due  to NLD for its services provided hereunder, Bluerock Fund Advisor, LLC, the investment adviser to the Fund(s) agrees to pay NLD the remaining balance of any fees due and payable to NLD according to this fee schedule within 15 days of request.

IN   WITNESS   WHEREOF,   the  parties  hereto  have  executed   this  Schedule  to  the Underwriting Agreement effective as of November 10, 2012.

BLUEROCK TOTAL INCOME+ REAL ESTATE FUND

NORTHERN  LIGHTS DISTRIBUTORS, LLC

The undersigned  investment adviser hereby acknowledges and agrees to the terms of this Underwriting Agreement.

BLUEROCK FUND ADVISOR, LLC

712 FIFTH AVENUE, 9TH FLOOR

NEW YORK, NY 10019